Exhibit 3.1

Electronic Articles of Incorporation For	P11000108639 FILED December 28, 2011 Sec. Of State vingram

MARKETKAST, INCORPORATED

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is: MARKETKAST, INCORPORATED

Article II
The principal place of business address:
         8815 CONROY WINDERMERE RD STE 417
         ORLANDO, FL. 32835

The mailing address of the corporation is:
         8815 CONR.OY WINDERMERE RD STE 417
         ORLANDO, FL. 32835

Article III
The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is: 100,000,000

Article V
The name and Florida street address of the registered agent is:
         JAMES S BYRD
         8815 CONROY WINDERMERE RD STE 417
         ORLANDO, FL. 32835

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JAMES S BYRD

Article VI The name and address of the incorporator is: JAMES BYRD 8815 CONROY WINDERMERE RD STE 417 ORLANDO, FL 32835	P11000108639 FILED December 28, 2011 Sec. Of State vingram

Electronic Signature of Incorporator: JAMES BYRD

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
JAMES S BYRD JR
8815 CONROY WINDERMERE RD STE 417 ORLANDO, FL. 32835

Title: P
DOUGLAS S HACKETT
171 ENGLISH LANDING DR., STE. 215 PARKVILLE, MO. 64152